EXHIBIT 10.22

BankofAmerica

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AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the “Amendment”) dated as of May 27, 2003, is between Bank of America, N.A. (the “Bank”) and K-Swiss Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of July 1, 2001, (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1	In Paragraph 1.2 of the Agreement, the date “July 1, 2005” is substituted for the date “July 1, 2003”.

2.2	Subparagraphs (a), (b) and (c) of Paragraph 7.4 of the Agreement are amended to read as follows:

“(a)	One Hundred Five Million Dollars ($105,000,000); plus

(b)	the sum of 75% of net income after taxes (without subtracting losses) earned in each fiscal year commencing December 31, 2003 less the sum of purchases of treasury stock not to exceed an aggregate amount of Thirty Million Dollars ($30,000,000) for each fiscal year,

(c)	provided that the sum of (a) and (b) above shall not be less than One Hundred Five Million Dollars ($105,000,000) at anyone time.”

2.3	In Paragraph 7.8 of the Agreement, the amount “Thirty Million Dollars ($30,000,000)” is substituted for the amount “Twenty Million Dollars ($20,000,000)”.

2.4	Subparagraph (b) of Paragraph 7.10 of the Agreement is amended to read in its entirety as follows:

“(b)	investments in and acquisitions of the Borrower’s subsidiaries or joint ventures that do not exceed an aggregate amount of Ten Million Dollars ($10,000,000) in any one fiscal year, provided that Borrower has management and voting control of such entity(ies), and delivers to the Bank the guaranty of any such domestic entity in which the aggregate of investments is greater than (i) Five Million Dollars ($5,000,000) or (ii) entity total assets of greater than Three Million Dollars ($3,000,000) or (iii) total annual revenues greater than Five Million Dollars ($5,000,000)”.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a)	A guaranty signed by Royal Elastics Inc. in the amount of Fifteen Million Dollars ($15,000,000).

(b)	A Corporate Resolution Authorizing Execution of Guaranty certified by Royal Elastics Inc.’s Corporate Secretary in the amount of Fifteen Million Dollars ($15,000,000).

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Borrower: K-Swiss Inc.		Bank: Bank of America, N.A.

By:	/s/ George Powlick	By:	/s/ Barbara Moran
	George Powlick, Vice President and Director		Barbara Moran, Document Administrator